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                                                                    EXHIBIT 99.2

                            CHESAPEAKE CORPORATION

                               Offer to Exchange
            up to (Pounds)115,000,000 aggregate principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
                                      for
                          a like principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
          that have been registered under the Securities Act of 1933

               Pursuant to the Prospectus dated _________, 2002

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., LONDON,
ENGLAND, TIME, ON _________, 2002, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., LONDON, ENGLAND, TIME, ON THE EXPIRATION DATE.
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                                                                __________, 2002

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees

     Upon and subject to the terms and conditions set forth in the attached Prospectus, dated _______, 2002 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), Chesapeake Corporation (the "Issuer") is offering to exchange (the "Exchange Offer") up to (Pounds)115,000,000 aggregate principal amount of its 10-3/8% Senior Subordinated Notes due 2011 (the "Original Notes") for a like principal amount of its 10-3/8% Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement referred to in the Prospectus.

     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.   Prospectus dated ____, 2002;

2. The Letter of Transmittal for your use and for the information of your clients; and

3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., London, England, time, on ______, 2002 (the "Expiration Date"), unless extended by the Issuer. The Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message (as defined in the Letter of Transmittal)) relating to the Original Notes, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

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     Additional copies of the enclosed material may be obtained from the
Exchange Agent as follows:

            By Registered Mail, Hand Delivery or Overnight Carrier:
                             The Bank of New York
                              Lower Ground Floor
                               30 Cannon Street
                                    London
                                   EC4M 6XH
                          Attention:  Julie McCarthy

      For Information Call:                    Facsimile Transmission Number:
     011 44 207 964-6513 or                         011 44 207 964-6369 or
      011 44 207 964-7235                            011 44 207 964-7294
                                                    Confirm by Telephone:
                                                     011 44 207 964-7235

     Additional copies of the enclosed material may also be obtained from the Luxembourg Exchange Agent as follows:

                    The Bank of New York (Luxembourg) S.A.
                                Aerogolf Center
                                 1A, Hoehenhof
                             L-1736 Senningerberg
                                  Luxembourg


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


                                               Very truly yours


                                               Chesapeake Corporation


Enclosures